Exhibit 99.1

authID Reports Financial and Operating Results for the Year Ended December 31, 2022

Recently appointed executive leadership and Board of Directors set to help Company advance its next stage of market growth.

DENVER, March 30, 2023 (GLOBE NEWSWIRE) -- authID® [Nasdaq: AUID] a leading provider of secure identity authentication solutions today reported financial and operating results for the year ended December 31, 2022.

“I am excited about the strength of authID’s digital identity technology. It delivers the enhanced, non-repudiable authentication needed to protect both workforce and consumer applications against identity fraud and cyberattacks associated with compromised passwords,” said CEO Rhon Daguro. “In 2022, our stellar development team delivered our Verified 3.0 platform, secured a perfect score in testing for ISO Level 2 Biometric Presentation Attack Detection, achieved ISO 27001 Certification for Information Security Management Systems, and received certification of our FIDO2 passwordless solution by the FIDO Alliance.”

“The authID leadership team is focused on achieving market momentum in 2023 by delivering the faster, frictionless, and accurate user identity solutions demanded by today’s rapidly expanding digital ecosystem,” concluded Daguro.

Financial Results for the 12 Months Ended December 31, 2022

The following highlights comprise results from continuing operations and reflect the Company’s 2022 exit of non-core businesses in South Africa and Colombia. These businesses are classified in authID’s financial statements as discontinued operations and assets held for sale.

●	For the twelve-month period ended December 31, 2022, Verified software license revenue increased year over year. Total revenue for the twelve months ended December 31, 2022 was $0.5 million, of which $0.2 million comprised Verified software license revenue. This compared with total revenue for the twelve months ended December 31, 2021 of $0.6 million, of which $0.1 million was from Verified software license sales.

●	Loss for the twelve-month period in 2022, totaled $23.7 million, of which non-cash charges were $12.0 million. This compared with a net loss of $16.7 million, of which $8.0 million were non-cash charges, for the comparable period in 2021. Expenses for 2022 rose from a year ago as the company accelerated its investment in staff, technology, and sales and marketing, starting in the second half of 2021.

●	Basic and diluted net loss per share for the twelve months ended December 31, 2022, was $0.97, compared with $0.78 per share for the prior year.

●	Adjusted EBITDA loss for the twelve months ended December 31, 2022, was $11.4 million, compared with $8.1 million for the prior year.

●	Cash and cash equivalents as of December 31 2022 were $3.2 million.

●	Subsequent to year end, the Company secured additional financing of up to $3.6 million before fees, and expenses under a facility agreement with Stephen J. Garchik. Additional details of the financing round can be found in the press release and Current Report on Form 8-K filed March 10, 2023.

Please refer to Table 1 for reconciliation of net loss to Adjusted EBITDA (a non-GAAP measure).

Operational Highlights for 2022

●	Launched services in healthcare with the American Board of Radiology and in fintech with Tax Status. Signed agreements with Kompliant and other US and international fintech providers and banking institutions to provide secure, biometric identity verification for onboarding and unphishable authentication.

●	Through US channel partners, added a global online media company and several financial services providers to reduce identity fraud in account recovery and digital customer onboarding.

●	Extended the reach of its Verified CloudConnect ecosystem with the Okta Workforce Identity Cloud and Okta/Auth0 Customer Identity Cloud, and BeyondTrust’s Privilege Management for Windows & Mac solution. Through these OpenID Connect pre-integrations with key Identity Access providers, authID can now reach a larger group of organizations needing to secure workforce and consumer applications.

●	Received a patent that protects critical parts of authID’s Verified™ step-up authentication process, and indisputable audit trail for confirming the identity of an account holder initiating a transaction.

●	Achieved a perfect score in testing for International Standards Organization (ISO) 30107-3 Level 1 and 2 standards for Presentation Attack Detection for the company’s Verified™ platform, preventing more than 700 presentation attacks for a 0% failure rate. This demonstrates the fraud protection and security authID can provide to its customers.

●	Achieved certification for ISO 27001:2013 for Information Security Management System (ISMS), providing further evidence that authID has met a rigorous framework of security management standards for ensuring the confidentiality, integrity, and availability of its biometric authentication platform.

●	Launched Verified 3.0, a FIDO Alliance certified, next-generation identity platform delivering Human Factor Authentication™, that eliminates passwords and binds strong unphishable authentication with biometric certainty to shut down access, privileges, and lateral movement by unauthorized users.

●	Received several industry accolades in 2022 including “Best ID Management Platform” by Fintech Breakthrough Awards, “Best Biometrics Use in Payments” by Juniper Research, and along with our valued customer Hamilton Reserve Bank “Best Use of Risk, Compliance, and Fraud Prevention Technology” in the Fintech Futures’ Banking Technology Awards.

About authID Inc.

At authID® (Nasdaq: AUID), We Are Digital Identity®. authID provides secure identity authentication through Verified™, an easy-to-integrate Human Factor Authentication™ (HFA) platform. Human Factor Authentication combines unphishable, FIDO2 passwordless device authentication with cloud biometrics to authenticate the human behind the device. Powered by sophisticated biometric and artificial intelligence technologies, authID eliminates passwords to fortify enterprise security and trust between organizations, employees, and customers. For more information, go to www.authID.ai.

authID Media Contact

Graham N. Arad
General Counsel
InvestorRelations@authid.ai

Forward-Looking Statements

This Press Release includes “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the future results of operations, cash flow, cash position and financial position, business strategy, plans and objectives of management for future operations of both authID Inc. and its business partners, are forward-looking statements. Such forward-looking statements are based on a number of assumptions regarding authID’s present and future business strategies, and the environment in which authID expects to operate in the future, which assumptions may or may not be fulfilled in practice. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the Company’s ability to successfully implement its cost-saving initiatives; the Company’s ability to realize the anticipated benefits of changes to its operations; the terms that its lender may require for any drawdowns under the Facility Agreement; the Company’s ability to attract and retain customers; the Company’s ability to compete effectively; changes in laws, regulations and practices; changes in domestic and international economic and political conditions, the as yet uncertain impact of the war in Ukraine, the Covid-19 pandemic, inflationary pressures, rising energy prices, increases in interest rates, and others. See the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2022 filed at www.sec.gov and other documents filed with the SEC for other risk factors which investors should consider. These forward-looking statements speak only as to the date of this release and cannot be relied upon as a guide to future performance. authID expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release to reflect any changes in its expectations with regard thereto or any change in events, conditions, or circumstances on which any statement is based.

Non-GAAP Financial Information.

The Company provides certain non-GAAP financial measures in this statement. Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management. These non-GAAP key business indicators, which include Adjusted EBITDA, should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

We define Adjusted EBITDA as GAAP net loss adjusted to exclude: (1) interest expense, (2) interest income, (3) income tax expense, (4) depreciation and amortization, (5) stock-based compensation expense and (6) certain other items management believes affect the comparability of operating results. Please see Table 1 below for a reconciliation of Adjusted EBITDA – continuing operations to net loss – continuing operations, the most directly comparable financial measure calculated and presented in accordance with GAAP.

TABLE 1

Reconciliation of Net Loss From Continuing Operations to Adjusted EBITDA From Continuing Operations

	For the Year Ended December 31,
	2022	2021

Loss from continuing operations	$(23,675,310)	$(16,711,493)

Addback:

Interest expense	1,359,954	586,850
Other expense (income)	37,221	(651)
Gain on extinguishment of debt	-	(971,522)
Severance cost	150,000	305,000
Depreciation and amortization	749,900	1,157,773
Impairment losses	1,101,867	831,075
Taxes	7,670	10,746
Stock compensation	8,870,168	6,702,797

Adjusted EBITDA continuing operations (Non-GAAP)	$(11,398,530)	$(8,089,425)

The company defines Booked Annual Recurring Revenue or BARR, as the amount of annual recurring revenue represented by either (a) the minimum amounts payable under contracted orders for our Verified products booked by customers with authID, or (b) the estimated amounts of annual recurring revenue, we believe will be earned under such contracted orders. The BARR in the fourth quarter of 2022 was approximately $26,000, bringing the cumulative BARR through December 31, 2022 to $228,000.

The company defines Annual Recurring Revenue or ARR, as the amount of recurring revenue derived from sales of our Verified products during the last month of the relevant period (in this case December 2022) as determined in accordance with GAAP, multiplied by 12. The amount of ARR as of December 31, 2022 was approximately $184,000.

BARR may be distinguished from ARR, as BARR does not take into account the time to implement any contract for Verified, nor for any ramp in adoption, or seasonality of usage of the Verified products. BARR and ARR have limitations as analytical tools, and you should not consider them in isolation from, or as a substitute for, analysis of our results as reported under GAAP. Some of these limitations are:

●	BARR & ARR should not be considered as predictors of future revenues but only as indicators of the direction in which revenues may be trending. Actual revenue results in the future as determined in accordance with GAAP may be significantly different to the amounts indicated as BARR or ARR at any time.

●	BARR and ARR are to be considered “forward looking statements” and subject to the same risks, as other such statements (see note on “Forward Looking Statements” above).

●	BARR & ARR only include revenues from sale of our Verified products and not other revenues.

●	BARR & ARR do not include amounts we consider as non-recurring revenues (for example one-off implementation fees).

AUTHID INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2022	2021

Revenues:
Verified software license	$156,646	$64,799
Legacy authentication services	370,769	548,717
Total revenues, net	527,415	613,516

Operating Expenses:

General and administrative	14,676,938	12,831,786
Research and development	6,269,175	2,878,952
Depreciation and amortization	749,900	1,157,773
Impairment losses	1,101,867	831,075
Total operating expenses	22,797,880	17,699,586

Loss from continuing operations	(22,270,465)	(17,086,070)

Other (Expense) Income
Interest expense, net	(1,359,954)	(586,850)
Other (expense) income, net	(37,221)	651
Gain on extinguishment of debt	-	971,522
Other (expense) income, net	(1,397,175)	385,323

Loss from continuing operations before income taxes	(23,667,640)	(16,700,747)

Income tax expense	(7,670)	(10,746)

Loss from continuing operations	(23,675,310)	(16,711,493)

Loss from discontinued operations	(366,663)	(954,295)
Loss from sale of a discontinued operation	(188,247)	-
Total loss from discontinued operations	(554,910)	(954,295)

Net loss	$(24,230,220)	$(17,665,788)

Net Loss Per Share - Basic and Diluted
Continuing operations	$(0.97)	$(0.78)
Discontinued operations	$(0.02)	$(0.04)

Weighted Average Shares Outstanding - Basic and Diluted	24,522,912	21,329,281

AUTHID INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2022	2021

ASSETS
Current Assets:
Cash	$3,237,106	$5,767,276
Accounts receivable, net	261,809	26,846
Other current assets	729,342	502,721
Current assets held for sale	118,459	629,752
Total current assets	4,346,716	6,926,595

Property and Equipment, net	-	25,399
Other Assets	250,383	2,501
Intangible Assets, net	566,259	2,379,452
Goodwill	4,183,232	4,183,232
Non-current assets held for sale	27,595	312,831
Total assets	$9,374,185	$13,830,010

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$1,154,072	$1,778,093
Convertible debt	-	662,000
Deferred revenue	81,318	199,007
Current liabilities held for sale	13,759	295,332
Total current liabilities	1,249,149	2,934,432
Non-current Liabilities:
Convertible debt	7,841,500	-
Total liabilities	9,090,649	2,934,432

Commitments and Contingencies (Note 12)

Stockholders’ Equity:
Common stock, $0.0001 par value, 250,000,000 and 1,000,000,000 shares authorized; 25,319,095 and 23,294,024 shares issued and outstanding as of December 31, 2022 and 2021, respectively	2,532	2,329
Additional paid in capital	140,255,234	126,581,702
Accumulated deficit	(140,130,159)	(115,899,939)
Accumulated comprehensive income	155,929	211,486
Total stockholders’ equity	283,536	10,895,578
Total liabilities and stockholders’ equity	$9,374,185	$13,830,010